SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2003

Household Auto Receivables Corporation

(Exact name of registrant as specified in its charter)

United States	333-100512	36-4220459
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Household Finance Corporation Attention: Michael J. Forde 2700 Sanders Road Prospect Heights, Illinois		60070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 564-5000

(Former name or former address, if changed since last report)

Item 5.  Other Events

In connection with the offering of Household Automotive Trust 2003-1 Asset-Backed Notes, certain “Computational Materials” within the meanings of the May 20, 1994 Kidder, Peabody No-Action Letter and the February 17, 1995 Public Securities Association No-Action Letter were furnished to certain prospective investors (the “Related Computational Materials”).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibit 99.1.  Related Computational Materials (as defined in Item 5 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEHOLD AUTO RECEIVABLES CORPORATION

	By:	/s/ Steven H. Smith
		Name:	Steven H. Smith
		Title:	Vice President and Assistant Treasurer

Dated: May 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1

Related Computational Materials (as defined in Item 5 above) distributed by Barclays Capital Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse First Boston and Deutsche Bank Securities Inc.